Exhibit 99.1

bioAffinity Technologies to Report Fourth Quarter 2022
Financial Results on March 31, 2023

Conference Call scheduled on April 3, 2023, at 9 a.m. Eastern time

SAN ANTONIO, Texas (March 24, 2023) – bioAffinity Technologies, Inc. (NASDAQ: BIAF; BIAFW) today announced it will report financial results for the three months ended December 31, 2022, on Friday, March 31, 2023, after the market close. The Company will host a conference call on Monday, April 3, 2023, at 9:00 a.m. Eastern time to discuss those results and answer questions.

Event:	bioAffinity Technologies Fourth Quarter 2022 Financial Results
Date:	Monday, April 3, 2023
Time:	9:00 a.m. EDT
Toll Free:	1-877-270-2148
International:	1-412-902-6510
Webcast:	Webcast link

A replay of the event will be available for 90 days at the webcast link above, which can also be found in the Investor Relations section of bioAffinity’s website at www.ir.bioaffinitytech.com.

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for non-invasive diagnosis of early-stage cancer and diseases of the lung and targeted cancer treatment. The Company’s first product, CyPath® Lung, is a non-invasive test that has shown high sensitivity and specificity for the detection of early-stage lung cancer. CyPath® Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Services. OncoSelect Therapeutics, LLC, a subsidiary of bioAffinity Technologies, is advancing its discoveries shown in vitro to kill cancer cells without harm to normal cells. Research and optimization of the Company’s platform technologies are conducted in its laboratories at The University of Texas at San Antonio. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated use of proceeds from the Company’s offering of common shares. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contacts

bioAffinity Technologies

Julie Anne Overton

Director of Communications

jao@bioaffinitytech.com

LHA Investor Relations

Tirth T. Patel

tpatel@lhai.com

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